CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF GATEWAY 2000, INC.

     Gateway 2000, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

     1. name of the Corporation is Gateway 2000, Inc.

     2. The date on which the Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware was December 6, 1993, and a Corrected Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15, 1994 (the “Restated Certificate”).

     3. This Certificate of Amendment amends a provision of the Restated Certificate and has been duly adopted by the Board of Directors in accordance with the provisions of Sections 141 and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 216 and 242 of the DGCL by the stockholders of the Corporation.

     4. Article FIRST of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“FIRST: The name of the corporation is Gateway, Inc. (hereinafter called the “Corporation”).”

5. first paragraph of Article FOURTH of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,006,000,000 shares, consisting of:

(1)	1,000,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”);

(2)	1,000,000 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”); and

(3)	5,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).”

1. Certificate of Amendment of the Restated Certificate of Incorporation shall be effective at 12:01 a.m. Eastern Daylight Time on June 1, 1999. 1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation as of May 24, 1999.

GATEWAY 2000, INC. By: /s/ Stephanie G. Heim —————————————— Stephanie G. Heim Assistant Secretary

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CORRECTED
RESTATED CERTIFICATE OF INCORPORATION
OF
GATEWAY 2000, INC.

Pursuant to Section 103 of the
General Corporation Law of the State of Delaware

     Gateway 2000, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

     1. The original Restated Certificate of Incorporation of the Corporation to which this Corrected Restated Certificate of Incorporation relates was filed with the Secretary of State of Delaware on December 6, 1993.

     2. The original Restated Certificate of Incorporation inadvertently omitted the provision whereby the Corporation elected not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     3. The Restated Certificate of Incorporation, as corrected shall read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION
OF
GATEWAY 2000, INC.

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware

     Gateway 2000, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

     1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 14, 1991.

     2. This Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation, as heretofore in effect. This Restated Certificate of Incorporation has been proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:

     FIRST: The name of the corporation is Gateway 2000, Inc. (hereinafter called the “Corporation”).

     SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at 32 Loockerman Square, Suite L-100, Dover, County of Kent, 19901. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 226,000,000 shares, consisting of:

(1)	220,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”);

(2)	1,000,000 shares of Class A Common Stock, par value of $.01 per share (“Class A Common Stock”);

(3)	5,000,000 shares of Preferred Stock, par value of $.01 per share (“Preferred Stock”).

     The Common Stock and Class A Common Stock are sometimes collectively referred to herein as the “Common Equity.”

     Upon the filing and effectiveness of this Restated Certificate, every one (1) share of Common Stock, $.01 par value (“Old Common Stock”), of the Corporation then issued and outstanding shall be converted into 273 fully paid and nonassessable shares of Common Stock, $.01 par value (“New Common Stock”), and every one (1) share of Class A Common Stock, $.01 par value (“Old Class A Common Stock”), of the Corporation then issued and outstanding shall be converted into 273 fully paid and nonassessable shares of Class A Common Stock, par value $.01 (“New Class A Common Stock”). Each stockholder shall deliver to the Corporation their stock certificates representing shares of Old Common Stock and Old Class A Common Stock and the proper officers of the Corporation shall execute, issue and deliver to each such stockholder certificates representing shares of New Common Stock and New Class A Common Stock.

Subdivision I - Authority To Establish
Series of Preferred Stock

     The Preferred Stock may be issued from time to time in one or more series. The authority is expressly vested in the Board of Directors to establish and designate the series and to fix the rights, preferences, privileges and restrictions of any series of the Preferred Stock, including without limitation, those relating to any dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and sinking fund terms.

Subdivision II - Class A Common Stock and Common Stock

     Except as otherwise provided herein, all shares of Common Stock and Class A Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     Part 1. Voting Rights.

     (a) Except as otherwise provided by the General Corporation Law of the State of Delaware, each share of Common Stock shall be entitled to one vote per share on all matters voted on by the stockholders.

     (b) Except as provided by the General Corporation Law of the State of Delaware, the holders of the Class A Common Stock shall not have voting rights.

     Part 2. Dividends

     When and as dividends are declared on any Common Equity, whether payable in cash, property or securities of the Corporation, each share of Common Stock and each share of Class A Common Stock will be entitled to dividends at the same rate per share; provided that if dividends are declared which are payable in shares of common stock or Class A Common Stock, dividends will be declared payable at the same rate on each class of Common Equity and the dividends payable to holders of Common Stock will be paid in shares of Common Stock and the dividends payable to holders of Class A Common Stock will be paid in shares of Class A Common Stock.

     Part 3. Stock Splits and Combinations.

     (a) If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Equity, the outstanding shares of the other classes of Common Equity will be proportionately subdivided or combined.

     (b) In case of any capital reorganization, reclassification of the Common Equity (other than a change in par value or from par to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), consolidation, merger (including a merger in which the Corporation is the surviving entity), or a sale or other disposition of all or substantially of all the assets of the Corporation, each holder of a share of Class A Common Stock shall have the right at any time thereafter, so long as any conversion right hereunder with respect to the Class A Common Stock would exist had such event not occurred, to convert such share into the kind and amount of shares, securities or property (including cash) receivable upon such reorganization, reclassification, consolidation, merger, sale, or other disposition by a holder of Common Stock pursuant to such reclassification, consolidation, merger, sale or other disposition. In the event of such a reorganization, reclassification, consolidation, merger, sale, or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock in order that such conversion rights shall continue to be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property (including cash) receivable upon such event by a holder of Common Stock into which such Class A Common Stock might have been converted immediately prior to such event.

     Part 4. Conversion of Class A Common Stock.

     (a) Voluntary Conversion of Class A Common Stock by Stockholders. Each record holder of Class A Common Stock is entitled at any time after the first anniversary of the effective date of this Restated Certificate of Incorporation and from time to time thereafter to convert any or all of the shares of such holder’s Class A Common Stock into an equal number of shares of Common Stock.

     (b) Conversion of Class A Common Stock by the Corporation. The Corporation is entitled at any time after any time after the first anniversary of the effective date of this Restated Certificate of Incorporation and from time to time thereafter to convert any or all of the shares of the outstanding Class A Common Stock into an equal number of shares of Common Stock.

     (c) Conversion Procedure.

     (i) Each conversion of shares of Class A Common Stock into shares of Common Stock pursuant to paragraph (a) of this Part 4 will be affected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares to be converted stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into Common Stock. Any conversion pursuant to paragraph (b) of this Part 4 will be deemed to be effective immediately upon the sending of written notice by the Corporation of its election to convert such shares of Class A Common Stock (the “Conversion Notice”). Any holder of certificates representing shares of Class A Common Stock which are converted into Common Stock pursuant to paragraph (b) of this Part 4 may surrender pursuant to subparagraph (ii) of this paragraph (d) the certificates representing such shares after receipt of the Conversion Notice in exchange for a new certificate representing shares of Common Stock into which such Class A Common Stock was converted.

     (ii) Promptly after the surrender of certificates representing shares of Class A Common Stock being converted pursuant to paragraph (a) or (b) of this Part 4 and, in the case of a conversion pursuant to paragraph (a) of this Part 4, the receipt of written notice specifying the number of shares being converted, the Corporation will issue and deliver in accordance with the surrendering holder’s written instructions (A) the certificate or certificates for the Common Stock issuable upon such conversion, and (B) in the case of a conversion pursuant to paragraph (a) or (b) of this Part 4, a certificate representing any Class A Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

     (iii) The issuance of certificates for Common Stock upon conversion of Class A Common Stock will be made without charge to the holder of such shares for any issuance tax in respect thereof (unless such holder of the Class A Common Stock being converted directs the Corporation to issue such certificate or certificates to any person other than such holder, in which case such holder will pay any transfer tax arising out of the issuance of such certificate), or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

     (iv) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     (v) The Corporation will not close its books against the transfer of Class A Common Stock or of Common Stock issued or issuable upon conversion of Class A Common Stock in any manner which would interfere with the timely conversion of Class A Common Stock.

     (vi) Upon the conversion of any Class A Common Stock, such shares will be canceled and will not be reissued.

Subdivision III - Authority to Create and Issue Rights or Options

     The Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board. The terms upon which the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such rights or options may be issued and any such shares may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed and stated in a resolution or resolutions adopted by the Board providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the Instrument or Instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to (a) make, alter or repeal the Bylaws of the Corporation, and (b) adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     EIGHTH: The directors, other than those who nay be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the whole Board. The initial term for Class I directors shall expire at the annual meeting of stockholders held in 1994; for Class II directors at the annual meeting of stockholders held in 1995; for Class III directors at the annual meeting of stockholders held in 1996. At each annual meeting of stockholders, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     Any director may be removed from office, but only for cause, by a vote of the holders of a majority of the shares then issued and outstanding. Cause shall mean willful and gross misconduct by the director that is materially adverse to the best interest of the Corporation, as determined conclusively by a majority of the disinterested directors of the Corporation.

     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware Code (or any successor provision thereof) or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware Code (or any successor provisions thereof), order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TENTH: No contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any entity of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or entity or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of the Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     ELEVENTH:

     Part 1. Limitation of Liability.

     To the fullest extent permitted by the General Corporation Law of the State of Delaware (including , without limitation, Section 102(b)(7), as amended from time to time, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article ELEVENTH or adoption of any provision of the Restated Certificate of Incorporation Inconsistent with this Article ELEVENTH shall have prospective effect only and shall not adversely affect the liability of a director of the Corporation with respect to any act or omission occurring at or before the time of such repeal, amendment or adoption of an inconsistent provision.

     Part 2. Right of Indemnification.

     Each person who has or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or executive officer of the Corporation or, while a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, executive officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Part 3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Part 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Part 2 or otherwise.

     Part 3. Right of Indemnitee to Bring Suit

     If a claim for indemnification (including the advancement of expenses) under Part 2 is not paid in full by the Corporation within 45 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of procuring or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of any such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article ELEVENTH or otherwise shall be on the Corporation

     Part 4. Service for Subsidiaries.

     Any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter a “subsidiary”), shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

     Part 5. Reliance.

     Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the right to indemnity, advancement of expenses and other rights contained in this Article ELEVENTH in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article ELEVENTH shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Part 6. Non-Exclusivity of Rights.

     The rights to indemnification and to the advancement of expenses conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Part 7. Insurance.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

     Part 8. Indemnification of Employees and Agents of the Corporation.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Part 8 with respect to the indemnification and advancement of expenses of directors and executive officers of the Corporation.

     Part 9. Limitation on Indemnification.

     Notwithstanding any other provision of this Article ELEVENTH, the Corporation shall have no obligation to indemnify any director, officer, employee or agent of the Corporation for expenses or the payment of profits arising from the purchase and sale by any such person of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation to the extent now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIRTEENTH: Unless this Restated Certificate of Incorporation is amended or repealed with respect to this ARTICLE THIRTEENTH or unless the ByLaws of the Corporation designate otherwise, the Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Executive Vice President as of this 15thday of September, 1994.

GATEWAY 2000, INC. By: /s/ Richard D. Snyder —————————————— Richard D. Snyder Executive Vice President

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS OF THE SERIES A PREFERRED STOCK

OF

GATEWAY, INC.

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

     Gateway, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the following resolution was duly adopted by the Board of Directors (the “Board”) of the Corporation on October 20, 1999, as amended by the Board on December 12, 2001:

     RESOLVED that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the Series A Preferred Stock of the Corporation as follows:

     1. Designation, Number of Shares and Rank.

(a) The series of Preferred Stock shall be designated as the Series A Preferred Stock and the number of shares so designated shall be 50,000. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

(b) The Series A Preferred Stock shall rank senior to the Common Stock and all other junior stock (as defined below), shall rank on a parity with all parity stock (as defined below) and rank junior to the senior stock (as defined below), with respect to the payment of dividends and the making of other distributions to the holders of capital stock of the Corporation, including, without limitation, upon a Liquidation (as defined in Section 3). For purposes hereof (i) “junior stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation over which, by its terms, the Series A Preferred Stock has preference or priority in the payment of dividends or the making of other distributions, including, without limitation, upon a Liquidation, (ii) “parity stock” shall mean any class or series of capital stock of the Corporation which, by its terms or in the absence of terms related to rank, ranks on a parity with the Series A Preferred Stock in the payment of dividends or the making of other distributions, including, without limitation, upon a Liquidation and (iii) “senior stock” shall mean any class or series of capital stock of the Corporation which, by its terms, ranks senior to the Series A Preferred Stock in the payment of dividends or the making of any other distribution, including, without limitation, upon a Liquidation (as defined below).

2. Voting Rights.

(a) The holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation, except as otherwise specifically provided herein or as required by applicable law.

(b) So long as any shares of Series A Preferred Stock are outstanding, without the consent of the holders of a majority of the total number of the then outstanding shares of Series A Preferred Stock, given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by law and the Restated Certificate of Incorporation and By-Laws of the Corporation, the Corporation shall not amend, alter or repeal (including by merger or consolidation) its Restated Certificate of Incorporation or this Certificate so as to alter or change powers, preferences and special rights of the shares of Series A Preferred Stock so as to affect them adversely; provided, however, that nothing herein shall limit in any way its right, power or ability of the Corporation to designate, sell or otherwise issue any capital stock (other than Series A Preferred Stock).

3. Liquidation.

(a) Upon any dissolution and liquidation or winding up of the Corporation (“Liquidation”) and prior to the making of any distribution or payment out of any assets of the Corporation to, or the setting apart of any assets for, the holders of junior stock, the assets remaining after the payment of all debts and liabilities of the Corporation and distribution to any senior stock shall be distributed to the holders of the Series A Preferred Stock, to the extent available, in an amount (the “Liquidation Preferences”) equal to US$4,000 per share (the “Stated Value”) plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon prior to the date fixed for distribution, but if the funds available therefor are insufficient, then to the holders of Series A Preferred Stock and any other parity stock on a pro-rata basis in proportion to the sums which would be payable to such holders if all sums to which they would otherwise be entitled were paid in full. The Liquidation Preference shall be paid to the holders of Series A Preferred Stock and other parity stock before the holders of any junior stock are entitled to receive any payment or distribution of cash, securities or other property with respect to such shares following the Liquidation of the Corporation. A merger, consolidation, reorganization, sale, conveyance or disposition of all or substantially all of the assets or stock of the Corporation shall not be treated as a Liquidation but instead shall be subject to the applicable provisions of Section 5.

(b) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than twenty (20) days prior to any payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series A Preferred Stock at the time such notices are sent.

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4. Dividends.

(a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Corporation shall, beginning on the date of issuance thereof, accumulate dividends at the rate per share (as a percentage of the Stated Value per share) equal to 2.92 % per annum, payable in cash, quarterly in arrears, but in no event later than the Automatic Conversion Date (as hereinafter defined) applicable to such share of Series A Preferred Stock. Accrued dividends for each quarterly dividend period shall accumulate, to the extent not paid, on the fifteenth day of the second month following the last day in the calendar quarter for which they accrue. Dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. The quarterly dividend shall be calculated by dividing the annual dividend by four. Dividends payable on the Series A Preferred Stock for a period longer or shorter than a quarterly dividend period shall be computed based upon the actual number of days elapsed over a year of 365 or 366 days, as applicable. The party that holds the Series A Preferred Stock on an applicable record date for any dividend payment after the Board of Directors declared such dividends or on an Automatic Conversion Date with respect to shares of Series A Preferred Stock being converted on such date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series A Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Series A Preferred Stock, such payment shall be distributed ratably among the holders of the Series A Preferred Stock based upon the number of shares held by each holder on such applicable record date. Accumulated dividends shall not bear interest.

(b) So long as greater than twenty-five percent (25%) of the shares of Series A Preferred Stock originally issued, shall remain outstanding, no dividend shall be declared or paid on any shares of junior stock (other than dividends payable in Common Stock) nor shall the Corporation make any distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any share of Common Stock (other than purchases, redemptions or other acquisitions committed to by the Corporation prior to default by the Corporation of a dividend payment due to the holders of the Series A Preferred Stock on a dividend payment date, so long as such default shall be continuing, which prior commitments in any event are not materially greater than similar transactions previously undertaken by the Corporation in the ordinary course of business consistent with past practice, it being understood that ordinary course shall in any event not restrict commitments for such purchases, redemptions and other acquisitions by the Corporation as to one hundred thousand (100,000) shares of Common Stock on any day (subject in each case to appropriate adjustment in the event of a combination, stock split, stock dividend and similar events)) unless the full dividends, if any, accumulated on all outstanding shares of the shares of Series A Preferred Stock for all past dividend payment dates shall have been paid. So long as greater than twenty-five percent (25%) of the shares of Series A Preferred Stock originally issued shall remain outstanding, no cash dividends shall be declared on any share or shares of any parity stock in respect of payment of dividends for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the shares of Series A Preferred Stock, for all dividend payment periods of the shares of Series A Preferred Stock terminating with or before such prior dividend payment period of said parity stock, like proportionate dividends determined ratably in proportion to the respective dividends accumulated to date on all outstanding shares of Series A Preferred Stock and the dividends accumulated on all outstanding shares of said parity stock.

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5. Conversion Rights. The holders of the Series A Preferred Stock shall have conversion rights as follows:

(a) Right to Convert.

(i)	Automatic Conversion. Unless earlier converted pursuant to Section 5(a)(ii), each outstanding share of Series A Preferred Stock shall convert automatically (an “Automatic Conversion”) on the earlier of (a) the third anniversary of the Third Closing Date, or (b) at the option of the Corporation exercised by the delivery of prior written notice immediately prior to the consummation of a merger, consolidation, recapitalization or other business combination or transaction (a “Transaction”) where (1) the Corporation is not the continuing corporation and (2) the stockholders of the Corporation immediately prior to the consummation of such Transaction (including the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock) own less than fifty percent (50%) of the voting stock of the surviving corporation (the “Automatic Conversion Date”) into (x) a number of shares of fully paid and nonassessable Common Stock, par value US $0.01 per share, of the Corporation (“Common Stock”) equal to the quotient obtained by dividing (A) US$4,000 by (B) the Automatic Conversion Price (as defined below) in effect on the Automatic Conversion Date in the case of an Automatic Conversion described in clause (a) above or on the date of announcement in the case of a Transaction covered in clause (b) above and (y) the right to receive, out of funds legally available therefor, an amount in cash (or, at the Corporation’s option in the case of a Transaction, additional shares of Common Stock) equal to all accrued and unpaid dividends on such share of Series A Preferred Stock to (but not including) the Automatic Conversion Date, whether or not earned or declared. As of the open of business on the Automatic Conversion Date, dividends on the Series A Preferred Stock shall cease to accrue and the Series A Preferred Stock shall cease to be outstanding. Holders of shares of Series A Preferred Stock at the close of business on a dividend record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the Automatic Conversion of such shares following such dividend record date and prior to such dividend payment date.

The “Automatic Conversion Price” shall equal the Fair Market Value (as defined in the Investment Agreement (the “Investment Agreement”), dated as of October 20, 1999, by and between the Corporation and America Online, Inc. (“AOL”)) on the Automatic Conversion Date or other date of determination provided hereunder; provided, however, that the Automatic Conversion Price shall not be (i) less than the Fair Market Value on the Third Closing Date, as defined in the Investment Agreement (the “Minimum Conversion Price”) or (ii) more than the product of (x) 1.12 and (y) the Fair Market Value on the Third Closing Date (such product, the “Maximum Conversion Price”), subject to adjustment as set forth below. In the event of an adjustment in the Automatic Conversion Price as set forth below, there shall be appropriate adjustments in each of the Minimum Conversion Price and the Maximum Conversion Price.

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(ii)	Optional Conversion. Upon (x) the commencement and during the pendency of a transaction contemplated by Section 4.11(c)(ii) or (iii) of the Investment Agreement (other than a transaction described in clause (2) of the definition of Special Optional Conversion Event), (y) a Change of Control of Gateway (as defined in the Investment Agreement) not otherwise covered by clause (z) of this Section (5)(a)(ii), or (z) the occurrence of a Special Optional Conversion Event (provided that any Optional Conversion upon the occurrence of a Special Optional Conversion Event must be consummated within thirty (30) days of the occurrence of such Special Optional Conversion Event; provided, however, that if a Special Optional Conversion Event set forth in clause (3) or (4) of the definition thereof occurs in the second half of a calendar quarter and there are more than twenty-five (25) days remaining in such calendar quarter, an Optional Conversion with respect to such Special Optional Conversion Event must be consummated on or prior to the second business day after the next succeeding record date with respect to Series A Preferred Stock after the end of such calendar quarter) all but not less than all of the shares of Series A Preferred Stock may be converted, at the option of the holder thereof (an “Optional Conversion”), into (1) a number of shares of Common Stock equal to the quotient obtained by dividing (A) US $4,000 by (B) the Optional Conversion Price in effect on the date of the Optional Conversion (the “Optional Conversion Date”) and (2) the right to receive, out of funds legally available therefor, an amount in cash equal to all accrued and unpaid dividends on such share of Series A Preferred Stock to (but not including) the Optional Conversion Date, if and only if such dividends were declared, or were required to be declared, prior to the Optional Conversion Date, and the applicable record date occurs, prior to the applicable Optional Conversion Date. Upon the effectiveness of an Optional Conversion, dividends on the shares of Series A Preferred Stock so converted shall cease to accrue and such shares of Series A Preferred Stock shall cease to be outstanding. Holders of shares of Series A Preferred Stock at the close of business on a dividend record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the Optional Conversion of such shares following such dividend record rate and prior to such dividend payment date.

     The “Optional Conversion Price” shall equal the product of (x) 1.12 and (y) the Fair Market Value on the Third Closing Date of $8.9935, subject to adjustment as set forth below; provided, however, that the Optional Conversion Price applicable to a conversion upon the occurrence of a Special Optional Conversion Event shall be equal to the Automatic Conversion Price then in effect (provided further that in connection with a Special Optional Conversion Event set forth in clause (2) of the definition thereof, the determination of the Automatic Conversion Price shall be made as of the commencement of a tender or exchange offer described therein), subject to adjustment as set forth below. A “Special Optional Conversion Event” shall mean either (1) the declaration or payment of a cash dividend by the Corporation to all holders of its Common Stock, (2) immediately prior to the expiration of a tender or exchange offer made by the Corporation or any subsidiary of the Corporation (as to which the Corporation or such subsidiary shall permit a notice of conversion conditional upon and deemed effective immediately prior to the consummation of such tender or exchange offer; provided, however that if all of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock are not accepted as part of such offer, such unaccepted shares of Common Stock shall be deemed to have not been converted and the holder thereof shall continue to be the holder of such whole number of shares of Series A Preferred Stock from which such shares of Common Stock were tendered under such conditional conversion) subject to Rule 13e-4 under the Exchange Act which offer shall require the payment to stockholders of aggregate consideration (as determined by the Board of Directors of the Corporation in the case of non-cash consideration, whose determination shall be conclusive) in excess of the Fair Market Price (as defined below) of the shares being so purchased at the time of such purchase, (3) the termination of the Strategic Alliance Agreement, dated as of October 20, 1999, by and between AOL, the Corporation and Gateway Companies, Inc., due to a breach thereof by the Corporation or Gateway Companies, Inc. or by mutual agreement of AOL and the Corporation or (4) the failure of the Corporation to declare and pay or set apart for payment in full the dividends then accumulated on the then outstanding Preferred Shares for (x) any two consecutive quarterly payment periods or (y) three quarterly payment periods in any six consecutive quarterly payment periods (a “Specified Preferred Dividend Arrearage Event”).

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(b)	Mechanics of Conversion.

(i)	Automatic Conversion. On or after the Automatic Conversion Date, upon surrender by a holder of certificates representing shares of Series A Preferred Stock, the Corporation shall issue, deliver or pay to such holder certificates representing, or other evidence of ownership of, the number of shares of Common Stock, and the amount of cash in respect of accrued and unpaid dividends on the Series A Preferred Stock, if any. If dividends on the Common Stock are declared prior to the Automatic Conversion Date and the record date with respect to such dividends is after the Automatic Conversion Date, upon the surrender of the certificates representing the Series A Preferred Stock, the Corporation shall pay, as soon as practicable thereafter, to the holders of such shares of Common Stock upon their issuance the amount of cash or other property in respect to such dividend which would have been payable to such holder if it held certificates representing such shares of Common Stock on the applicable record date.

(ii)	Optional Conversion. Before any holder of Series A Preferred Stock shall be entitled to effect an Optional Conversion, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, (x) issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid and (y) pay an amount in cash equal to the accrued and unpaid dividends which were declared, or were required to be declared, prior to the Optional Conversion Date. Such conversion shall be deemed to be effective immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(c)	Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare and pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Automatic Conversion Price and the Optional Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

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(d)	Adjustment for Reclassification and Reorganization. If after the Original Issue Date the Common Stock issuable upon conversion or the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection (c) above), the Automatic Conversion Price and the Optional Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or recapitalization, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before the change.

(e)	Adjustment for Issuance of Rights or Warrants. If the Corporation shall, after the Original Issue Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Price of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants (excluding (i) any transactions described in (c) or (f) herein, (ii) any rights issued pursuant to any shareholder rights plan adopted after the date hereof or (iii) any rights pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation or the investment of additional optional amounts with respect to such plan), then in each case the Automatic Conversion Price and the Optional Conversion Price shall be adjusted by multiplying the Automatic Conversion Price or the Optional Conversion Price, as applicable, in effect on such record date by a fraction:

(x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such record date plus (2) the number of shares of Common Stock actually delivered in connection with the exercise of such rights or warrants and,

(y) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such record date plus (2) the number of shares of Common Stock which the aggregate price received in payment for the total number of shares of Common Stock actually delivered in connection with the exercise of such rights or warrants would purchase at such Fair Market Price (determined by multiplying such total number of shares by the sum of (i) the exercise price of such rights or warrants and (ii) the amount paid, if any, for such rights or warrants and dividing the product so obtained by such Fair Market Price).

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Such adjustment shall become effective as of the open of business on the business day next following the date on which such rights or warrants expire; provided that, in the event that an Automatic Conversion or an Optional Conversion is effective after the record date for the determination of the stockholders entitled to participate in such issuance but before such adjustment shall be effective, then as soon as reasonably practicable following the effectiveness of such adjustment either the Corporation shall deliver to the holder of the shares of Series A Preferred Stock so converted, upon the payment by such holder of the purchase price, if any, for such rights or warrants in accordance with the terms of the issuance thereof, the number of rights or warrants such holder would have been entitled to if such conversion had occurred immediately prior to the record date for such determination, or such holder shall return to the Corporation, as applicable, such number of shares of Common Stock, if any, so that (giving effect to such transfer of shares of Common Stock) such Automatic Conversion or Optional Conversion was effected at an Automatic Conversion Price or an Optional Conversion Price, as applicable, which reflects the adjustments as provided in this paragraph (e). For purposes of this paragraph (e), the issuance of rights or warrants to subscribe for or purchase securities convertible into or exchangeable for Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible or exchangeable at a price equal to the sum of (i) the amount paid, if any, for such rights or warrants, (ii) the exercise price of such rights or warrants and (iii) the minimum amount, if any, payable upon conversion or exchange of such securities into Common Stock.

For purposes of this Section 5, (i) “Fair Market Price” on any day means the average of the daily Closing Prices (as defined below) of a share of Common Stock of the Corporation on the five (5) consecutive trading days ending on the earlier of the day in question or the day before the “ex date” with respect to any issuance or distribution in respect of which Fair Market Price is to be determined, (ii) the term “ex date,” when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Closing Price; and (iii) “Closing Price” of a share of Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such share on the New York Stock Exchange (the “NYSE”) on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is so listed, or if it is not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if it is not so reported, the average of the last quoted bid and ask price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid and ask prices are not available, the market value of a share of Common Stock on such date as determined by the Board of Directors of the Corporation, which determination shall be conclusive.

(f)	Adjustment for Payment of Dividends or Distributions. If the Corporation shall, after the Original Issue Date, pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness, rights or warrants to purchase securities of the Corporation or other assets (including shares of capital stock of the Corporation other than Common Stock but excluding (A) any cash dividends or distributions and (B) any dividends or other distributions referred to in paragraphs (c) or (e) above or excluded in clauses (i), (ii) or (iii) of paragraph (e) above), then in each such case the Automatic Conversion Price and the Optional Conversion Price shall be adjusted by multiplying the Automatic Conversion Price or the Optional Conversion Price, as applicable, in effect on the payment or distribution date, as applicable, for such dividend or distribution, or the issue date of such rights or warrants, as the case may be, by a fraction:

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(x) the numerator of which shall be the Fair Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such payment, distribution or issue date of the portion of the evidences of indebtedness or assets so distributed, plus any amount payable upon the acquisition of such assets, in each case applicable to one share of Common Stock; and

(y) the denominator of which shall be the Fair Market Price per share of the Common Stock on such payment, distribution or issue date;

provided, however, that no such adjustment shall be required in connection with such dividend or distribution if in conjunction therewith the Corporation pays a dividend or makes a distribution to all holders of shares of Series A Preferred Stock which is the same as the dividend or distribution that would have been made or paid with respect to such shares of Series A Preferred Stock had such shares been converted into shares of Common Stock immediately prior to the record date for any such payment or distribution to holders of its Common Stock.

Such adjustment shall become effective as of the open of business on the business day next following the payment, distribution or issue date for such dividend, distribution or issuance, as the case may be; provided that, in the event that an Automatic Conversion or an Optional Conversion is effected after the record date for the determination of the stockholders entitled to participate in such dividend, distribution or issuance but before such adjustment shall become effective, then as soon as reasonably practicable following the effectiveness of such adjustment either the Corporation shall deliver to the holder of the shares of Series A Preferred Stock so converted, upon the payment of the purchase price, if any, for such rights or warrants in accordance with the terms of the issuance thereof, such evidences of indebtedness, securities or other assets as such stockholder would have been entitled to if such conversion had occurred immediately prior to the record date for such determination or such holder shall return to the Corporation, as applicable, such number of shares of Common Stock, if any, so that (giving effect to such transfer of shares of Common Stock) such Automatic Conversion or Optional Conversion was effected at an Automatic Conversion Price or an Optional Conversion Price, as applicable, which reflects the adjustments as provided in this paragraph (f).

(g)	Adjustment for Certain Consolidations, Mergers or other Transactions.

(i) Subject to Section 5(a)(i)(b), in the case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any transaction as a result of which all outstanding shares of Common Stock are converted into or exchanged for any other securities, cash or other property, proper provision shall be made by the Corporation so that each share of Series A Preferred Stock shall, immediately after consummation of such transaction, be subject to (x) upon a conversion at the option of the holder, into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to consummation of such transaction, and (y) automatic conversion on the Automatic Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock would have been converted if the conversion on the Automatic Conversion Date had occurred immediately prior to the date of consummation of such transaction, assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or of amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

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(ii)	The kind and amount of securities into which the Series A Preferred Stock shall be convertible after consummation of a transaction described in paragraph (i) above shall be subject to adjustment as described in this Section 5 following the date of consummation of such transaction.

(h)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Automatic Conversion Price and the Optional Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Automatic Conversion Price and the Optional Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

(i) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation where the Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock;

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(1)	to the full extent practicable, at least twenty (20) days’ prior written notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

(2)	in the case of the matters referred to in (iii) and (iv) above, to the full extent practicable, at least twenty (20) days’prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(j)	Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding share of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(k)	No Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of share of Series A Preferred Stock surrendered by the same holder upon Automatic Conversion or Optional Conversion, such holder shall have the right to receive cash in lieu of such fractional share based upon the Fair Market Value (as defined in the Investment Agreement) of a Share of Common Stock determined as of the Automatic Conversion Date or Optional Conversion Date, as applicable. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(l)	Limitation on Adjustments. No adjustment in the Automatic Conversion Price or the Optional Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent of the Automatic Conversion Price or the Optional Conversion Price; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment or, if such adjustment has not previously been made, upon any Optional Conversion or Automatic Conversion. All adjustments to the Automatic Conversion Price and the Optional Conversion Price shall be made successively and without duplication.

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     6. Limitation on Issuance  Other than to America Online, Inc. and its wholly-owned subsidiaries (as permitted in the Investment Agreement), the Corporation shall not issue any shares of Series A Preferred Stock to any Person so long as America Online, Inc. owns at least 25% of the shares of Series A Preferred Stock that it owned on the Original Issue Date (as adjusted from time to time pursuant to this Certificate).

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed on its behalf by its President, and attested to by its Assistant Secretary, this 20th day of December, 2001.

/s/ Theodore W. Waitt —————————————— By: Theodore W. Waitt Its: President

ATTEST: /s/ Stephanie G. Heim —————————————— By: Stephanie G. Heim Its: Assistant Secretary 12

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

of

GATEWAY, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

     We, William M. Elliott, Senior Vice President and Secretary, and Stephanie G. Heim, Assistant Secretary, of Gateway, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on January 19, 2000, adopted a resolution creating a series of 1,000,000 shares of Preferred Stock designated as Series B Junior Participating Preferred Stock, with voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and qualifications, limitations or restrictions thereof as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” and the number of shares constituting such series shall be 1,000,000.

     Section 2. Dividends and Distributions.

     (A) The holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation shall at any time after January 31, 2000 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series B Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series B Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series B Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Junior Participating Preferred Stock.

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(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman and Chief Executive Officer, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

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     (D) Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(vi) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(vii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(viii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(ix) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series B Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. At any time when any shares of Series B Junior Participating Preferred Stock are outstanding, neither the Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this 19th day of January, 2000.

—————————————— Senior Vice President and Secretary

Attest: Assistant Secretary 8

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS OF THE SERIES C PREFERRED STOCK

OF

GATEWAY, INC.

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

     Gateway, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation on December 12, 2001:

     RESOLVED that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the Series C Preferred Stock of the Corporation as follows:

1. Designation, Number of Shares and Rank.

(a) The series of Preferred Stock shall be designated as the Series C Preferred Stock and the number of shares so designated shall be 50,000. Shares of Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

(b) The Series C Preferred Stock shall rank senior to the Common Stock and all other junior stock (as defined below), shall rank on a parity with all parity stock (as defined below) and rank junior to the senior stock (as defined below), with respect to the payment of dividends and the making of other distributions to the holders of capital stock of the Corporation, including, without limitation, upon a Liquidation (as defined in Section 3). For purposes hereof (i) “junior stock” shall mean the Common Stock, the Series A Preferred Stock, and any other class or series of capital stock of the Corporation over which, by its terms, the Series C Preferred Stock has preference or priority in the payment of dividends or the making of other distributions, including, without limitation, upon a Liquidation, (ii) “parity stock” shall mean any class or series of capital stock of the Corporation which, by its terms or in the absence of terms related to rank, ranks on a parity with the Series C Preferred Stock in the payment of dividends or the making of other distributions, including, without limitation, upon a Liquidation and (iii) “senior stock” shall mean any class or series of capital stock of the Corporation which, by its terms, ranks senior to the Series C Preferred Stock in the payment of dividends or the making of any other distribution, including, without limitation, upon a Liquidation (as defined below).

2. Voting Rights.

(a) The holder of Series C Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation, except as otherwise specifically provided herein or as required by applicable law.

(b) So long as any shares of Series C Preferred Stock are outstanding, without the consent of the holder of the then outstanding shares of Series C Preferred Stock, given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by law and the Restated Certificate of Incorporation and By-Laws of the Corporation, the Corporation shall not (i) amend, alter or repeal (including by merger or consolidation) its Restated Certificate of Incorporation or this Certificate so as to alter or change the powers, preferences and special rights of the shares of Series C Preferred Stock so as to affect them adversely or (ii) issue any senior stock; provided, however, that nothing herein shall limit in any way the right, power or ability of the Corporation to designate, sell or otherwise issue any junior stock or parity stock (other than Series C Preferred Stock).

3. Liquidation.

(a) Upon any dissolution and liquidation or winding up of the Corporation (“Liquidation”) and prior to the making of any distribution or payment out of any assets of the Corporation to, or the setting apart of any assets for, the holders of junior stock, the assets remaining after the payment of all debts and liabilities of the Corporation and distribution to any senior stock shall be distributed to the holder of the Series C Preferred Stock, to the extent available, in an amount (the “Liquidation Preference”) equal to US$4,000 per share (the “Stated Value”) plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon prior to the date fixed for distribution, but if the funds available therefor are insufficient, then to the holder of Series C Preferred Stock and any other parity stock on a pro-rata basis in proportion to the sums which would be payable to such holder if all sums to which they would otherwise be entitled were paid in full. The Liquidation Preference shall be paid to the holder of Series C Preferred Stock and other parity stock before the holders of any junior stock are entitled to receive any payment or distribution of cash, securities or other property with respect to such shares following the Liquidation of the Corporation. A merger, consolidation, reorganization, sale, conveyance or disposition of all or substantially all of the assets or stock of the Corporation shall not be treated as a Liquidation but instead shall be subject to the applicable provisions of Section 6.

(b) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than twenty (20) days prior to any payment date stated therein, to the holder of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series C Preferred Stock at the time such notices are sent.

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4. Dividends.

(a) The holder of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Corporation shall, beginning on the date of issuance thereof, accumulate dividends at the rate per share (as a percentage of the Stated Value per share) equal to 1.5% per annum, payable in cash, semi-annually in arrears, but in no event later than the Redemption Date, Purchase Date or Conversion Date (each as hereinafter defined) applicable to such share of Series C Preferred Stock. Accrued dividends for each semi-annual dividend period shall accumulate, to the extent not paid, on June 22 and December 22 of each year. Dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. The semi-annual dividend shall be calculated by dividing the annual dividend by two. Dividends payable on the Series C Preferred Stock for a period longer or shorter than a six-month dividend period shall be computed based upon the actual number of days elapsed over a year of 365 or 366 days, as applicable. The party that holds the Series C Preferred Stock on an applicable record date for any dividend payment after the Board of Directors declared such dividends or on a Redemption Date, Purchase Date or Conversion Date with respect to shares of Series C Preferred Stock being converted on such date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series C Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued on account of the Series C Preferred Stock, such payment shall be distributed ratably among the holders of the Series C Preferred Stock based upon the number of shares held by each holder on such applicable record date. Accumulated dividends shall not bear interest.

(b) So long as greater than twenty-five percent (25%) of the shares of Series C Preferred Stock originally issued shall remain outstanding, no dividend shall be declared or paid on any shares of junior stock (other than dividends payable in Common Stock) nor shall the Corporation make any distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any share of junior stock (other than purchases, redemptions or other acquisitions committed to by the Corporation prior to default by the Corporation of a dividend payment due to the holder of the Series C Preferred Stock on a dividend payment date, so long as such default shall be continuing, which prior commitments in any event are not materially greater than similar transactions previously undertaken by the Corporation in the ordinary course of business consistent with past practice, it being understood that ordinary course shall in any event not restrict commitments for such purchases, redemptions and other acquisitions by the Corporation as to one hundred thousand (100,000) shares of Common Stock on any day (subject in each case to appropriate adjustment in the event of a combination, stock split, stock dividend and similar events)) unless the full dividends, if any, accumulated on all outstanding shares of the shares of Series C Preferred Stock for all past dividend payment dates shall have been paid. So long as greater than twenty-five percent (25%) of the shares of Series C Preferred Stock originally issued shall remain outstanding, no cash dividends shall be declared on any share or shares of any parity stock in respect of payment of dividends for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the shares of Series C Preferred Stock, for all dividend payment periods of the shares of Series C Preferred Stock terminating with or before such prior dividend payment period of said parity stock, like proportionate dividends determined ratably in proportion to the respective dividends accumulated to date on all outstanding shares of Series C Preferred Stock and the dividends accumulated on all outstanding shares of said parity stock.

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5. Redemption at the Option of the Corporation.

(a) The Corporation may not redeem the Series C Preferred Stock prior to December 22, 2004. The Series C Preferred Stock is redeemable, as permitted by applicable law out of funds legally available therefor, in cash as a whole (but not in part) at any time on or after December 22, 2004 at the option of the Corporation for the Stated Value plus accrued and unpaid dividends (the “Redemption Price”) through the date of redemption (the “Redemption Date”). If the Corporation elects to redeem the Series C Preferred Stock pursuant to this paragraph 5, it shall give the holder of the Series C Preferred Stock at least 20 Business Days’notice of the Redemption Date and the Redemption Price. “Business Day” as used in this Certificate shall refer to any day which is not a Saturday or Sunday or any other day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

(b) In the event that certificates representing the Series C Preferred Stock are not surrendered to the Corporation on or prior to the Redemption Date and money sufficient to pay the Redemption Price is segregated by the Corporation prior to or on the Redemption Date, immediately after such Redemption Date dividends shall cease to accrue on the Series C Preferred Stock.

(c) Once notice of redemption is given, certificates representing the Series C Preferred Stock shall be surrendered to the Corporation, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, on the Redemption Date at the Redemption Price stated in the notice of redemption except if the Series C Preferred Stock is converted in accordance herewith. Upon surrender to the Corporation of such certificates, the holder of the Series C Preferred Stock shall be paid the Redemption Price stated in the notice of redemption.

6. Purchase By the Corporation at the Option of the Holder.

(a) Subject to the terms and conditions hereof, the Corporation shall become obligated to purchase, as permitted by applicable law out of funds legally available therefor, at the option of the holder of the Series C Preferred Stock, the shares of the Series C Preferred Stock in whole, but not in part, on each of December 22, 2004, December 22, 2009, or December 22, 2014 (as applicable, the “Purchase Date”) for the Stated Value plus accrued and unpaid dividends through the Purchase Date (the “Purchase Price”) upon delivery by such holder to the Corporation of a purchase notice containing the information set forth below (“Purchase Notice”), at any time prior to the opening of business on the date that is 10 Business Days prior to such Purchase Date, and upon delivery of certificates representing the Series C Preferred Stock to the Corporation by the holder thereof prior to 10:00 a.m. Pacific Coast Time on the Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by such holder of the Purchase Price therefor.

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(b) The Purchase Notice shall contain the following information:

(1) that the Series C Preferred Stock shall be purchased as of the Purchase Date pursuant to the terms and conditions specified herein, and

(2) in the event the Corporation elects, pursuant to subparagraph 6(d), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price shall ultimately be payable entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock set forth in subparagraph 6(f) is not satisfied, whether the holder elects (A) to withdraw such Purchase Notice or (B) to receive cash in respect of the entire Purchase Price.

(c) If the holder of the Series C Preferred Stock, in its Purchase Notice and in any notice of withdrawal, fails to indicate its choice with respect to the election set forth in clause (2) of subparagraph 6(b), such holder shall be deemed to have elected to receive cash in respect of the Purchase Price for the Series C Preferred Stock in the circumstances set forth in subparagraph 6(b)(2). Any purchase by the Corporation contemplated pursuant to the provisions of this paragraph 6 shall be consummated by the delivery of the consideration to be received by the holder on the Purchase Date or, if the holder has not delivered the certificates representing the Series C Preferred Stock to the Corporation by the time and date set forth in paragraph 6(a), promptly following the time of delivery of such certificates.

(d) The Purchase Price may be paid, at the option of the Corporation, in cash or by the issuance and delivery of shares of Common Stock of the Corporation, or in any combination thereof. The Corporation’s notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the holder of the Series C Preferred Stock not less than five Business Days after receiving the Purchase Notice (the “Corporation Notice”). Such Corporation Notice shall state the manner of payment elected and, in the event the Corporation has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, shall:

(1) state the amount of the Purchase Price to be paid in Common Stock (except any cash amount to be paid in lieu of fractional shares) and the amount, if any, of the Purchase Price to be paid in cash; and

(2) set forth the method for calculating the Fair Market Value (as defined below) of the Common Stock to be delivered on the Purchase Date. For purposes of this Certificate, “Fair Market Value” shall mean, the average of the daily closing prices of the Common Stock for the five consecutive trading days next preceding the third trading day before the Purchase Date. The closing price for each day shall be the last reported sales price regular way or, in the case no reported sales take place on such day, the average of the reported closing bid and asked prices regular way, on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not quoted on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, on the Nasdaq Stock Market, or if the Common Stock is not so quoted, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm selected from time to time by the Corporation for that purpose.

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(e) The Corporation will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Corporation will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Fair Market Value determined in accordance with subparagraph 6(d)(2) by such fraction and rounding the product to the nearest whole cent.

(f) The Corporation’s right to exercise its election to purchase the Series C Preferred Stock through the issuance of shares of Common Stock shall be conditioned upon:

(1) the Corporation’s not having given its Corporation Notice of an election to pay the Purchase Price entirely in cash and its giving of timely Corporation Notice of election to purchase the Series C Preferred Stock with Common Stock as provided herein;

(2) the registration of the shares of Common Stock to be issued in payment of the Purchase Price under the Securities Act of 1933, as amended from time to time (the “Securities Act”), and, if required, the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

(3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

(4) the shares of Common Stock to be issued in payment of the Purchase Price having been approved for listing or quotation on each U.S. national securities exchange or U.S. over-the-counter or other U.S. domestic market on which the Common Stock is then listed or quoted;

(5) the shares of Common Stock to be issued in payment of the Purchase Price not being subject to the transfer limitations set forth in paragraph 11(a) and (b); and

(6) the receipt by the holder of an officer’s certificate signed by the Corporation’s Chief Executive Officer, President, Chief Financial Officer or Treasurer and an opinion of counsel (which counsel may be inside counsel of the Corporation), each stating that (A) the terms of the issuance of the Common Stock, other than such terms under the control of such holder, are in conformity with this Certificate and (B) the shares of Common Stock to be issued by the Corporation in payment of the Purchase Price in respect of the Series C Preferred Stock have been duly authorized and, when issued and delivered pursuant to the terms hereof in payment of the Purchase Price in respect of the Series C Preferred Stock, will be validly issued, fully paid, non-assessable and free from preemptive rights, and, in the case of such officer’s certificate, stating that conditions (1)-(5) above and the conditions set forth in this subparagraph 6 have been satisfied and, in the case of such opinion of counsel, stating that conditions (2)-(5) above have been satisfied.

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     Such officer’s certificate shall also set forth the number of shares of Common Stock to be issued in payment of the Purchase Price of the Series C Preferred Stock, and the Fair Market Value of a share of Common Stock. The Corporation may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Fair Market Value is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied prior to the close of business on the Purchase Date and the holder of the Series C Preferred Stock has elected in accordance with subparagraph 6(b)(2)(B) (or is deemed to elect so in accordance with subparagraph 6(c)) to receive cash in respect of the entire Purchase Price for the Series C Preferred Stock, the Corporation shall pay the entire Purchase Price for the Series C Preferred Stock in cash.

(g) At the option of the holder of the Series C Preferred Stock and subject to the terms and conditions hereof, the Corporation shall become obligated to purchase, as permitted by applicable law out of funds legally available therefor, the Series C Preferred Stock in whole, but not in part, 40 Business Days after the occurrence of a Fundamental Change (as defined below) (the “Fundamental Change Purchase Date”) for the Stated Value plus accrued and unpaid dividends through the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”) in cash or, at the option of the Corporation in the event such Fundamental Change occurs on or prior to February 2, 2002, in shares of Common Stock registered under the Securities Act and listed on the U.S. national securities exchange or U.S. over-the-counter or other U.S. domestic market on which the Common Stock is then listed or quoted. A “Fundamental Change” means the occurrence of any transaction or event in connection with which all or substantially all Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event which will be listed) on a U.S. national securities exchange or approved for quotation on the NASDAQ National Market or any similar U.S. system or automated dissemination of quotations of securities prices; provided, however, that any such transaction or event that occurs on or prior to February 2, 2002 shall be deemed a Fundamental Change regardless of whether the common stock issued or issuable with regard to such transaction or event is (or will be) so listed or quoted. Notwithstanding anything to the contrary contained herein, the Holding Period (as defined in subparagraph 11(a) below) shall not apply to the common stock issued or issuable in connection with a Fundamental Change on or prior to February 2, 2002 pursuant to the first sentence of this subparagraph 6(g).

(h) Within 15 Business Days after the occurrence of a Fundamental Change, the Corporation shall send a notice of Fundamental Change to the holder of the Series C Preferred Stock stating (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change and (2) the date by which a Fundamental Change Purchase Notice (as defined below) must be given. The holder may exercise its rights pursuant to subparagraph 6(g) by delivering notice of its election to so exercise such rights (a “Fundamental Change Purchase Notice”) any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Purchase Date.

(i) The holder of the Series C Preferred Stock has the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Corporation a notice of withdrawal in accordance with the provisions hereof at any time prior to the close of business on the Business Day immediately prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be.

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(j) The Corporation shall deliver, or cause to be delivered, to the holder of the Series C Preferred Stock (1) the portion of the Purchase Price or the Fundamental Change Purchase Price, as the case may be, to be paid in cash, if any, no later than the Purchase Date or the Fundamental Change Purchase Date, as the case may be, and (2) if applicable, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price or the Fundamental Change Purchase Price, as the case may be and cash in lieu of any fractional interests on a “T+3” settlement basis as that term is generally used for settlement of publicly traded securities. The person in whose name the certificate for such Common Stock is registered shall be treated for all purposes as the holder of record of shares of Common Stock from and following the Purchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be.

(k) If America Online, Inc. (“AOL”), AOL Time Warner, Inc. (“AOL TW”), or any direct or indirect wholly-owned subsidiary of AOL TW is paid in whole or in part in Common Stock in respect of any Purchase Price or Fundamental Change Purchase Price, the Corporation shall pay any documentary, stamp or similar issue or transfer tax, charge or fee due on such issue of shares of Common Stock to AOL, AOL TW or such subsidiary. However, AOL shall pay any such tax, charge or fee which is due because AOL requests the shares of Common Stock to be issued in another name which is in excess of such tax, charge or fee which is otherwise payable pursuant to the previous sentence. The Corporation may refuse to deliver the certificates representing the Common Stock being issued in a name other than AOL until the Corporation receives a sum sufficient to pay any such tax, charge or fee which will be due because the shares of Common Stock are to be issued in a name other than AOL. Nothing herein shall preclude any income tax withholding required by law or regulations, however all parties will use their respective commercially reasonable efforts to minimize or avoid such withholdings.

7. Effect of Purchase Notice or Fundamental Change Purchase Notice.

(a) Upon receipt by the Corporation of the Purchase Notice specified in subparagraph 6(a) or the Fundamental Change Purchase Notice specified in subparagraph 6(h), the holder of the Series C Preferred Stock shall (unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or the Fundamental Change Purchase Price, as the case may be, with respect to the Series C Preferred Stock. The Series C Preferred Stock may not be converted pursuant to paragraph 8 hereof on or after the date of the delivery of a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

(b) The holder of the Series C Preferred Stock may withdraw a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, by means of a notice of withdrawal received by the Corporation at any time prior to the close of business on the Business Day immediately prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be.

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(c) A notice of withdrawal of a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, may be given as described in subparagraph 7(b) or may be in the form of a conditional withdrawal contained in a Purchase Notice pursuant to the terms of subparagraph 6(b)(2).

(d) The Corporation shall not be entitled to purchase the Series C Preferred Stock pursuant to paragraph 6 through the issuance of Common Stock in payment of the Purchase Price or the Fundamental Change Purchase Price if either of the following events shall have occurred and shall be continuing:

(1) the Corporation pursuant to or under or within the meaning of any Bankruptcy Law (as defined below):

(A) commences a voluntary case or proceeding as to itself;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief of itself;

(F) consents to the filing of such petition or the appointment of or taking possession by such a Custodian; or

(2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Corporation in an involuntary case or proceeding, or adjudicates the Corporation insolvent or bankrupt;

(B) appoints a Custodian of the Corporation or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Corporation and the order or decree remains unstayed and in effect for 60 days.

For purposes of this paragraph 7(d), “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors and “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

8. Contingent Conversion.

(a) Subject to the next three succeeding sentences, the holder of the Series C Preferred Stock may convert, at any time before the close of business on the Business Day immediately prior to December 22, 2020, all but not less than all of the Series C Preferred Stock into that number of shares of Common Stock equal to (1) $200,000,000 divided by (2) the then Conversion Price (as defined below). If the Series C Preferred Stock is called for redemption, the holder may convert it at any time before the close of business on the Business Day immediately prior to the Redemption Date. If the holder of the Series C Preferred Stock has delivered a Purchase Notice exercising its option to require the Corporation to purchase the Series C Preferred Stock, the Series C Preferred Stock may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Certificate. In addition, the holder of the Series C Preferred Stock may only convert the Series C Preferred Stock into Common Stock at any time when the Closing Price (as defined in subparagraph 9(c)) of such Common Stock is at or above the then Conversion Price for no less than each of the five consecutive trading days immediately preceding the date the conversion notice is received, or deemed to be received, by the Corporation; provided, however, that the requirement set forth in this sentence shall not apply in the event that (A) the Amended and Restated Strategic Alliance Agreement (the “Strategic Agreement”), dated as of December 22, 1999, by and among AOL, the Corporation and the Gateway Companies, Inc. has terminated in accordance with its terms or (B) there has been a Change of Control of the Corporation (as such term is defined in the Investment Agreement (the “Investment Agreement”), dated as of October 20, 1999, by and between the Corporation and AOL), as amended on December 21, 2000, December 27, 2000, January 10, 2001 and November 29, 2001.

(b) The initial Conversion Price is $33.676 and is subject to adjustment from time to time in accordance with the provisions of paragraph 9 hereof (as so adjusted, the “Conversion Price”). The Corporation will not deliver any fractional share of Common Stock upon a conversion. Instead, the Corporation will deliver, or cause to be delivered, cash for the current market value of the fractional share. The current market value of a fractional share shall be determined by multiplying the Fair Market Value by such fraction and rounding the product to the nearest whole cent. No later than three Business Days after the Conversion Date (as defined below), the Corporation shall deliver, or cause to be delivered, to the holder of the Series C Preferred Stock, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to this subparagraph 8(b) together with an officer’s certificate signed by the Corporation’s Chief Executive Officer, President, Chief Financial Officer or Treasurer and an opinion of counsel (which counsel may be inside counsel of the Corporation) stating that (1) the terms of the issuance of the Common Stock, other than such terms under the control of the holder of the Series C Preferred Stock, are in conformity with this Certificate and (2) the shares of Common Stock being issued upon the conversion have been duly authorized and, when issued and delivered pursuant to the terms of this Certificate, will be validly issued, fully paid, non-assessable and free from preemptive rights. The person in whose name the certificate is registered shall be treated as the stockholder of record on and after the Conversion Date for all purposes; provided, however, that no surrender of certificates representing the shares of Series C Preferred Stock on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and such conversion shall be based upon the Conversion Price in effect on the date that the certificates representing the Series C Preferred Stock shall have been surrendered for conversion, as if the stock transfer books of the Corporation had not been closed. Upon conversion of the Series C Preferred Stock, the holder thereof immediately prior to such surrender shall no longer be the holder thereof.

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(c) To convert the Series C Preferred Stock, the holder thereof must (1) deliver notice to the Corporation of its demand to convert the Series C Preferred Stock, (2) surrender the certificate representing the shares of Series C Preferred Stock to the Corporation, (3) furnish appropriate endorsements and transfer documents if reasonably required by the Corporation and (4) pay any required documentary, stamp or similar issue or transfer tax or other charge or fee for which it is responsible. The date on which the holder satisfies all the preceding requirements is the conversion date (the “Conversion Date”).

(d) No payment or adjustment will be made for dividends on the Common Stock except as provided herein. On conversion of the Series C Preferred Stock, that portion of the dividends attributable to the period from the later of (x) the date the Series C Preferred Stock was issued and (y) the date on which dividends were last paid through the Conversion Date with respect to the Series C Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder of the Series C Preferred Stock through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series C Preferred Stock.

(e) If the last day on which the Series C Preferred Stock may be converted is not a Business Day, the Series C Preferred Stock may be surrendered on the next succeeding day that is a Business Day.

(f) If AOL, AOL TW or any direct or indirect wholly-owned subsidiary of AOL TW converts the Series C Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax or other charge or fee due on the issue of shares of Common Stock upon conversion. However, AOL shall pay any such tax, charge or fee which is due because AOL requests the shares of Common Stock to be issued in another name. The Corporation may refuse to deliver the certificates representing the Common Stock being issued in a name other than AOL until the Corporation receives a sum sufficient to pay any tax, charge or fee which will be due because the shares of Common Stock are to be issued in a name other than AOL. Nothing herein shall preclude any income tax withholding required by law or regulations, however all parties will use their respective commercially reasonable efforts to minimize or avoid such withholdings.

(g) The Corporation shall reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Series C Preferred Stock. All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Corporation. The Corporation will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Series C Preferred Stock, if any.

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9. Adjustments to Conversion Rate and Conversion Price.

(a) In the event that the Corporation at any time or from time to time after the date the Series C Preferred Stock is issued shall declare and pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b) If after the date the Series C Preferred Stock is issued the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subparagraph 9(a) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or recapitalization, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holder upon conversion of the Series C Preferred Stock immediately before the change.

(c) If the Corporation shall, after the date the Series C Preferred Stock is issued, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Price of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants (excluding (i) any transactions described in subparagraph 9(a) or (d), (ii) any rights issued pursuant to any shareholder rights plan adopted after the date hereof or (iii) any rights pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation or the investment of additional optional amounts with respect to such plan), then in each case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on such record date by a fraction:

(x) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such record date plus (2) the number of shares of Common Stock actually delivered in connection with the exercise of such rights or warrants and,

(y) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such record date plus (2) the number of shares of Common Stock which the aggregate price received in payment for the total number of shares of Common Stock actually delivered in connection with the exercise of such rights or warrants would purchase at such Fair Market Price (determined by multiplying such total number of shares by the sum of (i) the exercise price of such rights or warrants, (ii) the amount paid, if any, for such rights or warrants and (iii) the minimum amount, if any, payable upon conversion or exchange of such securities into Common Stock and dividing the product so obtained by such Fair Market Price).

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Such adjustment shall become effective as of the open of business on the Business Day next following the date on which such rights or warrants expire; providedthat, in the event that a conversion of Series C Preferred Stock is effective after the record date for the determination of the stockholders entitled to participate in such issuance but before such adjustment shall be effective, then no later than three Business Days following the effectiveness of such adjustment either the Corporation shall deliver, or cause to be delivered, to the holder of the shares of Series C Preferred Stock so converted, upon the payment by such holder of the purchase price, if any, for such rights or warrants in accordance with the terms of the issuance thereof, the number of rights or warrants such holder would have been entitled to if such conversion had occurred immediately prior to the record date for such determination, or the Corporation shall issue to the holder, as applicable, such number of shares of Common Stock, if any, so that (giving effect to such transfer of shares of Common Stock) such conversion was effected at a Conversion Price which reflects the adjustments as provided in this subparagraph 9(c). For purposes of this subparagraph 9(c), the issuance of rights or warrants to subscribe for or purchase securities convertible into or exchangeable for Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible or exchangeable at a price equal to the sum of (1) the amount paid, if any, for such rights or warrants, (2) the exercise price of such rights or warrants and (3) the minimum amount, if any, payable upon conversion or exchange of any securities convertible or exchangeable into Common Stock.

     For purposes of this paragraph 9, (i) “Fair Market Price” on any day means the average of the daily Closing Prices (as defined below) of a share of Common Stock of the Corporation on the five (5) consecutive trading days ending on the earlier of the day in question or the day before the “ex date” with respect to any issuance or distribution in respect of which Fair Market Price is to be determined, (ii) the term “ex date,” when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Closing Price; and (iii) “Closing Price” of a share of Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such share on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is so listed, or if it is not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if it is not so reported, the average of the last quoted bid and ask price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid and ask prices are not available, the market value of a share of Common Stock on such date as determined by the Board of Directors of the Corporation, which determination shall be conclusive.

(d) If the Corporation shall, after the date the Series C Preferred Stock is issued, pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness, rights or warrants to purchase securities of the Corporation or other assets (including shares of capital stock of the Corporation other than Common Stock but excluding (A) any cash dividends or distributions and (B) any dividends or other distributions referred to in subparagraphs 9(a) or (c) or excluded in subparagraphs (1), (2) or (3) of subparagraph 9(c)), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the payment or distribution date, as applicable, for such dividend or distribution, or the issue date of such rights or warrants, as the case may be, by a fraction:

(x) the numerator of which shall be the Fair Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such payment, distribution or issue date of the portion of the evidences of indebtedness or assets so distributed, plus any amount payable upon the acquisition of such assets, in each case applicable to one share of Common Stock; and

(y) the denominator of which shall be the Fair Market Price per share of the Common Stock on such payment, distribution or issue date;

provided, however, that no such adjustment shall be required in connection with such dividend or distribution if in conjunction therewith the Corporation pays a dividend or makes a distribution to the holder of shares of Series C Preferred Stock which is the same as the dividend or distribution that would have been made or paid with respect to such shares of Series C Preferred Stock had such shares been converted into shares of Common Stock immediately prior to the record date for any such payment or distribution to holders of its Common Stock.

Such adjustment shall become effective as of the open of business on the Business Day next following the payment, distribution or issue date for such dividend, distribution or issuance, as the case may be; provided that, in the event that a conversion is effected after the record date for the determination of the stockholders entitled to participate in such dividend, distribution or issuance but before such adjustment shall become effective, then no later than three Business Days following the effectiveness of such adjustment either the Corporation shall deliver, or cause to be delivered, to the holder of the shares of Series C Preferred Stock so converted, upon the payment of the purchase price, if any, for such rights or warrants in accordance with the terms of the issuance thereof, such evidences of indebtedness, securities or other assets as such stockholder would have been entitled to if such conversion had occurred immediately prior to the record date for such determination or the Corporation shall issue to the holder, as applicable, such number of shares of Common Stock, if any, so that (giving effect to such transfer of shares of Common Stock) such conversion was effected at a Conversion Price which reflects the adjustments as provided in this subparagraph 9(d).

(e) In the case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any transaction as a result of which all outstanding shares of Common Stock are converted into or exchanged for any other securities, cash or other property, proper provision shall be made by the Corporation so that each share of Series C Preferred Stock shall, immediately after consummation of such transaction, be subject to, upon a conversion at the option of the holder, into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to consummation of such transaction, assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or of amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

     The kind and amount of securities into which the Series C Preferred Stock shall be convertible after consummation of a transaction described in this subparagraph 9(e) above shall be subject to adjustment as described in this paragraph 9 following the date of consummation of such transaction.

(f) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 9, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of Series C Preferred Stock a certificate executed by the Corporation’s Chief Executive Officer, President, Chief Financial Officer or Treasurer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price at the time in effect and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

(g) In the event that the Corporation shall propose at any time: (1) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (3) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (4) to merge or consolidate with or into any other corporation where the Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holder of Series C Preferred Stock:

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(x) to the full extent practicable, at least twenty (20) days’prior notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in subparagraphs 9(g)(3) and (4); and

(y) in the case of the matters referred to in subparagraph 9(g)(3) and (4), to the full extent practicable, at least twenty (20) days’prior notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Price then in effect; provided, however, that any adjustments which by reason of this subparagraph 9(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment or, if such adjustment has not previously been made, upon any conversion. All adjustments to the Conversion Price shall be made successively and without duplication.

     10. Conversion Arrangement on Call for Redemption.

     In the event the Series C Preferred Stock is called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, the Series C Preferred Stock may be deemed to be purchased from the holder at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Corporation to purchase the Series C Preferred Stock from such holder, to convert them into Common Stock of the Corporation and to make payment for the Series C Preferred Stock to the Corporation in trust for the holder. The obligation of the Corporation to pay the Redemption Price of the Series C Preferred Stock shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, and the Series C Preferred Stock is not duly surrendered for conversion by the holder, the Series C Preferred Stock may, at the option of the Corporation, be deemed, to the fullest extent permitted by law, acquired by such purchasers from the holder and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the Redemption Price.

     11. Transferability.

(a) During the Holding Period (as defined below), no holder or its Affiliates (as defined below) shall, directly or indirectly, sell, transfer, pledge or otherwise dispose of any interest in the Series C Preferred Stock or any Common Stock or other security issued upon conversion of the Series C Preferred Stock except (1) to the Corporation, (2) to AOL TW or any direct or indirect wholly-owned subsidiary of AOL TW or (3) pursuant to any transaction permitted under subparagraph 11(d). “Holding Period” means the period beginning on the date the Series C Preferred Stock is issued and continuing to and including December 22, 2004; provided that the Holding Period shall terminate upon (x) termination of the Strategic Agreement, in accordance with its terms, (y) a Change of Control of the Corporation or (z) the occurrence and continuance of an event described in paragraph 7(d). “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

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(b) Neither the holder nor any of its Affiliates shall sell, transfer or otherwise dispose of any of the capital stock, partnership interest, member interest or other evidences of ownershipof any subsidiary of such Person that owns any interest in any Common Stock, except (i) to another subsidiary of the holder that is an Affiliate of the holder or (ii) if such sale, transfer or other disposition would otherwise be permitted by subparagraph 11(a) or 11(d) assuming Common Stock was being directly sold, transferred or disposed of. “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other entity.

(c) Notwithstanding anything to the contrary in this Certificate, the transfer restrictions on the holder and its Affiliates shall not apply to any transfer (1) by operation of law incident to a merger or consolidation of the holder’s parent company, so long as the surviving or resulting entity continues to be bound by all of the restrictions applicable to the holder under this Agreement, (2) pursuant to any tender offer or exchange offer subject to Rule 13e-4 under the Exchange Act, (3) pursuant to any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that is recommended by a majority of the “continuing members of the board of directors” of the Corporation within the time the Corporation’s board of directors is required, pursuant to the rules and regulations promulgated under the Exchange Act, to advise the Corporation’s stockholders of its position on such offer, or (4) pursuant to any merger, consolidation, share exchange, recapitalization, sale of assets or other business combination transaction to which the Corporation is a party, in any case constituting a Change of Control of the Corporation. Nothing in this paragraph 11 shall preclude the holder or its Affiliates from converting or exchanging any Common Stock for equity securities of the surviving entity in a merger, consolidation, share exchange, recapitalization, sale of assets or other business combination transactions to which the Corporation is a party; provided, however, that if such transaction does not constitute a Change of Control of the Corporation, the holder and its Affiliates, as applicable, shall continue to be subject to all of the restrictions applicable to the holder and its Affiliates under this paragraph 11. For purposes of this subparagraph 11(c)(4), “continuing members of the board of directors” shall mean those members of the board of directors of the applicable entity who either (A) have been members of the board of directors of such entity continuously since the date of issuance of the Series C Preferred Stock or (B) have been initially elected or nominated for election as members of the board of directors of such entity since the date of issuance of the Series C Preferred Stock by at least a majority of the members of the board of directors of such entity described in clauses (A) and (B) who were still in office at the time such election or nomination was approved by the board of directors of such entity.

(d) Following the expiration of the Holding Period the Series C Preferred Stock and any Common Stock or other securities issued upon conversion of the Series C Preferred Stock will no longer be subject to the restrictions set forth in subparagraphs 11(a) and (b).

(e) Any transfer of the Series C Preferred Stock, shall be of the shares of Series C Preferred Stock in its entirety and shall be evidenced by the delivery to the Secretary of the Corporation of a written instrument of transfer reasonably satisfactory to the Corporation pursuant to which the holder transfers all of its rights under the Series C Preferred Stock and the transferee’s written agreement to be bound by the terms of this Certificate. In the event the Series C Preferred Stock is transferred pursuant to this paragraph, from and after the date of such transfer, all references herein to the holder shall be deemed to be references to such new holder of the Series C Preferred Stock. The holder shall be treated as the record and beneficial owner of the Series C Preferred Stock for all purposes.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its President, and attested by its Secretary, this 14th day of December 2001.

GATEWAY, INC. By: /s/ Theodore W. Waitt —————————————— Theodore W. Waitt President

Attest:

By: /s/ William M. Elliott —————————————— William M. Elliott Secretary

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